EXHIBIT 21

SUBSIDIARIES OF WORLD ACCEPTANCE CORPORATION

Corporate Name	State of Incorporation
World Acceptance Corporation	South Carolina
World Acceptance Corporation of Alabama	Alabama
World Finance Corporation of Colorado	Colorado
World Finance Corporation of Georgia	Georgia
World Finance Corporation of Illinois	Illinois
World Finance Company of Idaho, LLC	Idaho
World Finance Company of Indiana, LLC	Indiana
World Finance Company of Kentucky, LLC	Kentucky
World Finance Corporation of Louisiana	Louisiana
World Finance Company of Mississippi, LLC	Mississippi
World Acceptance Corporation of Missouri (includes ParaData Financial Systems)	Missouri
World Finance Corporation of New Mexico	New Mexico
World Acceptance Corporation of Oklahoma, Inc.	Oklahoma
World Finance Company of South Carolina, LLC	South Carolina
WFC of South Carolina, Inc.	South Carolina
WFC Services, Inc. (SC)	South Carolina
World Finance Corporation of Tennessee	Tennessee
WFC Limited Partnership	Established in Texas
World Finance Corporation of Texas	Texas
World Finance Corporation of Wisconsin	Wisconsin
WAC Insurance Company, Ltd.	Turks & Caicos Islands
WAC Mexico Holdings, LLC	South Carolina
World Finance Company of Utah, LLC	Utah